Exhibit 11.1


STATEMENT RE COMPUTATION OF EARNINGS PER SHARE (1)
HPR INC.


Type of security
For the year period June 30, 1996,
  Common stock outstanding, beginning of period................................................  7,680,000
  Weighted average cheap stock outstanding during the period (2)...............................
  Weighted average common stock issued during the period.......................................  1,235,000
  Conversion of Series A Convertible Preferred Stock to Common Stock upon the
  Initial Public Offering (3)..................................................................  5,525,000
  Assumed exercise of common share options.....................................................  1,548,000
  Purchase of common stock under the treasury stock method.....................................  (148,000)
  Weighted average number of common shares and common equivalent shares outstanding............  15,840,000

For the year period June 30, 1995,
  Common stock outstanding, beginning of period................................................  5,930,000
  Weighted average cheap stock outstanding during the period (2)...............................  436,000
  Weighted average common stock issued during the period ......................................  542,000
  Assumed conversion of Series A Convertible Preferred Stock  as a Common......................
    Stock Equivalent...........................................................................  5,525,000
  Assumed exercise of common share options ....................................................  1,779,000
  Purchase of common stock under the treasury stock method.....................................  (37,000)
  Weighted average number of common shares and common equivalent shares outstanding............  14,175,000

For the year period June 30, 1994,
  Common stock outstanding, beginning of period................................................  5,855,000
  Weighted average cheap stock outstanding during the period (2)...............................  436,000
  Weighted average common stock issued during the period ......................................  19,000
  Assumed conversion of Series A Convertible Preferred Stock  as a Common......................
    Stock Equivalent...........................................................................  5,525,000
  Assumed exercise of common share options ....................................................  2,156,000
  Purchase of common stock under the treasury stock method.....................................  (25,000)
  Weighted average number of common shares and common equivalent shares outstanding............  13,966,000


  (1) All common and common equivalent shares have been restated to reflect a 2-for-1 capital stock split effected in the form of a 100% stock dividend to all shareholders of record on April 26, 1996, a 2.5-for-1 capital stock split in 1995 and a 10-for-1 capital stock split in 1993.

  (2) In accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 83, issuances of common stock and equivalents within one year prior to the initial filing date of the registration statement, at share prices less than the mid-point of the estimated initial public offering price for which this registration statement was prepared. Accordingly, these are shown as equity issued and outstanding, using the treasury stock method, for all periods presented prior to the initial public offering.

  (3) Series A Convertible Preferred Stock was considered a common stock equivalent prior to the initial public offering.



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